EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Shoulder Innovations, Inc. is filed on behalf of each of us.

Dated: November 14, 2025

Lightstone Ventures II, L.P.

Lightstone Ventures II (A), L.P.

By:

LSV Associates II, LLC

its

General Partner

By:

/s/ Travis Boettner

Name: Travis Boettner

Title:   Attorney-in-Fact

LSV Associates II, LLC

By:

/s/ Travis Boettner

Name: Travis Boettner

Title:   Attorney-in-Fact

/s/ Travis Boettner

Travis Boettner, Attorney-in-Fact for Michael A. Carusi

/s/ Travis Boettner

Travis Boettner, Attorney-in-Fact for Jean George

/s/ Travis Boettner

Travis Boettner, Attorney-in-Fact for Henry A. Plain, Jr.